UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                        CROSS ATLANTIC COMMODITIES, INC.
                        --------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                        CROSS ATLANTIC COMMODITIES, INC.
                                4581 Weston Road
                                    Suite 273
                                Weston, FL 33331
                            Telephone (954) 678-0698

June __, 2008

Dear Stockholders:

         The accompanying Information Statement is being furnished to the holders of shares of the Common Stock of Cross Atlantic Commodities, Inc. (the "Company"), a Nevada corporation. We are writing to advise you that we intend to amend our Certificate of Incorporation (the "Amendment") by increasing the authorized number of shares of the Company's Common Stock from 200 million (200,000,000) to 1.0 billion (1,000,000,000), changing the par value of the Company's Common Stock from $0.001 per share to $0.0001 per share; and authorizing 20,000,000 shares of "blank check" Preferred Stock with no par value per share. In relation to the proposed newly authorized Preferred Shares, pursuant to the relevant provisions of the Nevada Revised Statutes, the Board of Directors of the Company shall have the right to designate and issue one or more series of the Preferred Stock with all rights and privileges as determined by the Board by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada.

         This action was approved on April 22, 2008 by our Board of Directors. In addition, a majority of our issued and outstanding voting securities have approved this action by written consent in lieu of a special meeting in accordance with the relevant sections of the Nevada Revised Statutes. These actions will not be effective until twenty (20) days after we file the proper documentation with the Nevada Secretary of State. We intend to effect the Amendment on or about July __, 2008, which is approximately 20 days after the date this information statement is first made available to our stockholders.

         The increase in the authorized Common Stock and the authorization of Preferred Stock of our Company is not intended to change the proportionate equity interest of our stockholders in relation to the authorized Common Stock of our Company. As described hereafter, it is hoped that these actions will result in a broader based market and promote greater liquidity for our stockholders. Since there is no proportionate increase between the outstanding and authorized shares of Common Stock as a result of this Amendment, this action is not designed to permit or facilitate any transaction involving the common stock of Cross Atlantic Commodities, Inc.

         In addition to the above-described actions, we also write to advise you that on June 12, 2008, we filed a Form 15 with the Securities and Exchange Commission (SEC), to deregister our common stock and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended. We expect the deregistration to be effective within 90 days of the filing with the SEC. Our Board of Directors unanimously voted in favor of filing the Form 15 after extensive discussion regarding the increasing costs associated with continued compliance with being a reporting company, particularly under the Sarbanes-Oxley Act of 2002. The Board feels that as a non-reporting entity, the company will be better able to maximize its resources in terms of both the financial savings and the management time that will be made available as a result of becoming non-reporting.

         Upon the filing of the Form 15, the company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, ceased immediately. We anticipate that our common shares will trade on the Pink Sheets. The "Pink Sheets" is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, which provides stock and bond price quotes, financial news and information about securities traded.


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended. The enclosed information statement is being mailed on or about June __, 2008 to stockholders of record as of the close of business on June 10, 2008. You are urged to read the enclosed Information Statement in its entirety.

         Please feel free to call us at (954) 678-0698 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Cross Atlantic Commodities, Inc.

For the Board of Directors
of CROSS ATLANTIC COMMODITIES, INC.

By: /s/ JORGE BRAVO
----------------------------
Jorge Bravo, President & CEO

                        CROSS ATLANTIC COMMODITIES, INC.
                                4581 Weston Road
                                    Suite 273
                                Weston, FL 33331
                            Telephone (954) 678-0698

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Cross Atlantic Commodities, Inc. ("the Company", `Cross Atlantic", "we", "us", etc.) in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. It is also being furnished to advise the stockholders that on June 12, 2008, we filed a Form 15 with the Securities and Exchange Commission (SEC), to deregister our common stock and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         On May 14, 2008, we had filed a Certificate of Amendment (the "Amendment") to the Company's Certificate of Incorporation with the Secretary of State of the State of Nevada. In the Amendment, the Company's authorized Common Stock was erroneously increased from 200 million (200,000,000) shares to 4.9 billion (4,900,000,000) shares and the "Effective Date of Filing" was erroneously declared as "immediately." The par value per share of Common Stock was erroneously changed from $0.01 per share to $0.0001 per share. The authorization of 20 million (20,000,000) shares of "blank check" Preferred Stock with no par value per share, was correctly stated. However, omitted from this authorization of no par value Preferred Stock was the declaration that, pursuant to the relevant provisions of the Nevada Revised Statutes, the Board of Directors of the Company shall have the right to designate and issue one or more series of the Preferred Stock with all rights and privileges as determined by the Board by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada.

          The Company intends to file a Certificate of Correction with the Secretary of State of the State of Nevada on June __, 2008, therein revising the Amendment, therein increasing the authorized number of shares of the Company's Common Stock from 200 million (200,000,000) to 1.0 billion (1,000,000,000) and changing the par value of the Company's Common Stock from $0.001 per share to $0.0001 per share, effective on July __, 2008. The Certificate of Correction will also include the declaration regarding its authorization of no par value Preferred Shares, that pursuant to the relevant provisions of the Nevada Revised Statutes, the Board of Directors of the Company shall have the right to designate and issue one or more series of the Preferred Stock with all rights and privileges as determined by the Board by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada.

          FILING OF FORM 15 WITH THE SECURITIES AND EXCHANGE COMMISSION

         On June 12, 2008, we filed a Form 15 with the Securities and Exchange Commission (SEC), to deregister our common stock and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended. We expect the deregistration to be effective within 90 days of the filing with the SEC. Upon the filing of the Form 15, the company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, ceased immediately.

                           STATUTORY BASIS FOR ACTIONS

          Section 78 of the Nevada Revised Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

         Pursuant to Section 78 of the Nevada Revised Statutes, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first made available on or about June __, 2008 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended. No dissenter's rights are afforded to our stockholders under Nevada law as a result of the adoption of the Amendment.

No shareholder vote is required under the Nevada Revised Statutes to effectuate the filing of Form 15 with the SEC.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

         The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

    1. Quarterly Report on Form 10-QSB for the period ended March 31, 2008;

    2. Annual Report on Form 10-KSB for the year ended December 31, 2007.

    3. Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007; and

    4. Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007.

All of these documents are being incorporated by reference into this 14C Information Statement.

                          OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, April 22, 2008, the Company had approximately 60,228,962 shares of common stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On April 22, 2008 the holders of 35,245,000 shares representing approximately 58.52% of the 60,228,962 shares of common stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding record ownership of our common stock as of June 12, 2008 held by:

    >> persons who own beneficially more than 5% of our outstanding voting securities,

    >>   our directors,

    >>   named executive officers, and

    >>   all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from June 12, 2008, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o the Corporation, 4581 Weston Road, Suite 273, Weston, FL 33331.

Name of                             Amount and Nature of           Percentage
Beneficial Owner                    Beneficial Ownership           of Class  (1)
--------------------------------------------------------------------------------

Michael Enemaerke                   7,938,400                      13.18%

Kim Beck-Nielsen                    8,126,600                      13.49%

Jorge Bravo                         19,180,000                     31.85 %

All Directors and Officers
as a group (3 persons)              35,245,000                     58.52 %

----------

(1) Based on 60,228,962 shares of common stock issued and outstanding as of June 12, 2008

                                   PROPOSAL 1

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO INCREASE THE NUMBER OF OUR AUTHORIZED
   SHARES OF COMMON STOCK AND AUTHORIZED SHARES OF PREFERRED STOCK, AND CHANGE
                        THE PAR VALUE OF OUR COMMON STOCK


         We currently have authorized 200 million (200,000,000) shares of common stock and as of June 12, 2008, we had 60,228,962 shares of common stock issued and outstanding. Pursuant to the Certificate of Correction to be filed on June ___, 2008 to the Amendment filed on May 14, 2008, we will increase the number of authorized shares of common stock to 1.0 billion (1,000,000,000) shares and we will authorize 20 million (20,000,000) shares of preferred stock, no par value per share. There are currently no shares of preferred stock issued and outstanding nor has any series been designated. We will also increase the par value of our common stock from $0.001 to $0.0001 per share. The Certificate of Amendment filed on May 14, 2008 is attached hereto as Exhibit A. The form of Certificate of Correction that we intend to file on June ___, 2008 is attached hereto as Exhibit B.


PURPOSE AND EFFECT OF AMENDMENT.

         As a result of the increase in the number of authorized shares of our common stock and the authorization of preferred stock, we will have additional shares of unissued common and preferred stock available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends, which will occur contemporaneously as herein described, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners and to provide equity incentives to employees and officers or for other valid corporate purposes. Our Board of Directors believe that increasing the number of authorized shares of common stock and the authorization of preferred stock available for issuance or reservation will provide us with the flexibility to issue shares of common and preferred stock without the expense and delay of a special stockholders' meeting. Our business model provides that in the future we may issue shares of our common and preferred stock in acquisitions, for capital raising purposes, in connection with equity compensation plans or for other valid corporate purposes. However, we currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common or preferred stock, including as part of a capital raising transaction or otherwise.

         The increase in authorized common stock and the authorization of preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common and preferred stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation or applicable law. The Preferred Shares shall be blank check preferred shares, and pursuant to the relevant provisions of the Nevada Revised Statutes, the Board of Directors of the Company shall have the right to designate and issue one or more series of the Preferred Shares with all rights and privileges as determined by the Board, by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada. It should also be noted that any series of Preferred Shares as are designated by our Board of Directors, may have preferential rights in the event of our bankruptcy and ensuing liquidation of the Company's assets.

         To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common and preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock and any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

         While the Amendment may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, it may encourage persons seeking to acquire the Company to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interest. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the increase in the authorized common stock and the authorization of preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

                             NO DISSENTER'S RIGHTS.

         Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Amendment.

                        MANNER OF EFFECTING THE AMENDMENT

         The increase in the number of authorized shares of our common stock and the authorization of preferred stock will be effected by the filing of the Certificate of Correction with the Secretary of State of the State of Nevada, therein revising the Amendment to the Certificate of Incorporation that was filed on May 14, 2008. We anticipate that the Certificate of Correction will be filed on or about June __, 2008.

         Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July __, 2008.

                                   PROPOSAL 2

 FILING OF FORM 15 WITH THE SECURITIES AND EXCHANGE COMMISSION TO DEREGISTER OUR
                                  COMMON STOCK

         On June 12, 2008, we filed a Form 15 with the Securities and Exchange Commission (SEC), to deregister our common stock and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended. We expect the deregistration to be effective within 90 days of the filing with the SEC. Upon the filing of the Form 15, the company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, ceased immediately.

PURPOSE AND EFFECT OF FILING.

         Our Board of Directors unanimously voted in favor of filing the Form 15 after extensive discussion regarding the increasing costs associated with continued compliance with being a reporting company, particularly under the Sarbanes-Oxley Act of 2002. The Board feels that as a non-reporting entity, the company will be better able to maximize its resources in terms of both the financial savings and the management time that will be made available as a result of becoming non-reporting. We anticipate that our common shares will trade on the Pink Sheets. The "Pink Sheets" is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, which provides stock and bond price quotes, financial news and information about securities traded.

                          NO SHAREHOLDER VOTE REQUIRED

No shareholder vote is required under the Nevada Revised Statutes to effectuate the filing of Form 15 with the SEC.


CROSS ATLANTIC COMMODITIES, INC.

By: /s/ JORGE BRAVO
---------------------------
Jorge Bravo
President

Exhibit A
---------


                            CERTIFICATE OF AMENDMENT

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 88701-4299
(775) 184 8708
Website: secretaryofstate.biz



Certificate of Amendment
(PURSUANT TO NRS 78,385 AND 78.390)


USE BLACK INK ONLY. DO NOT HIGHLIGHT          ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Cross Atlantic Commodities, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The Corporation shall be authorized to issue:
20,000,000 (twenty million) shares of no par value Preferred Stock.

The common stock shall be increased and changed from 200,000,000 (two hundred million) shares of $0.01 par value stock to 4,900,000,000 (four billion nine hundred million) shares of $0.0001 par value common stock.



3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be require(! by the provisions of the* articles
of incorporation have voted in favor of the amendment is:      majority

4. Effective date of filing (optional):  immediately


5. Officer Signature (Required):   X  /s/ Jorge Bravo
                                   -----------------------------
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting of power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Exhibit B
---------


                            CERTIFICATE OF CORRECTION


ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz



-----------------------------------------
        Certificate of Correction
      (PURSUANT TO NRS CHAPTERS 78,
  78A, 80, 81, 82, 84, 86, 87, 87A, 88,
             88A, 89 AND 92A)
-----------------------------------------

USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IF FOR OFFICE USE ONLY

                            Certificate of Correction
                            -------------------------

           (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87,
                            87A, 88, 88A, 89 AND 92A)


1. The name of the entity for which correction is being made:

--------------------------------------------------------------------------------
Cross Atlantic Commodities, Inc.
--------------------------------------------------------------------------------

2. Description of the original document for which correction is being made:

--------------------------------------------------------------------------------
Certificate of Amendment (pursuant to NRS 78.385 and 78.390).
--------------------------------------------------------------------------------


3. Filing date of the original document for which correction is being made:

--------------------------------------------------------------------------------
5/14/2008 12:10PM (Document Number 20080334160-87)
--------------------------------------------------------------------------------


4. Description of the inaccuracy or defect.

--------------------------------------------------------------------------------
The Corporation's Common Stock was erroneously increased from 200 million (200,000,000) shares to 4.9 billion (4,900,000) and the par value was erroneously changed from $0.01 per share to $0.0001 per share. Additionally, the "Effective Date of Filing" was erroneously declared as "immediately". The authorization of 20 million (20,000,000) shares of Preferred Stock with no par value per share, was correctly stated. However, omitted from this authorization of no par value Preferred Stock was the declaration that pursuant to the relevant provisions of the Nevada Revised Statutes, the Board of Directors of the Company shall have the right to designate and issue one or more series of the Preferred Stock with all rights and privileges as determined by the Board by filing one or more Certificates of Designation with the Secretary of State of the State of Nevada. All other amendments to the Certificate of Incorporation made in that filing were correct.
--------------------------------------------------------------------------------

5. Correction of the inaccuracy or defect.

--------------------------------------------------------------------------------
The Company's authorized shares Common Stock is increased from 200 million (200,000,000) shares to 1.0 billion (1,000,000,000) shares; and the par value per share of Common Stock is changed from $0.001 per share to $0.0001 per share. The Corporation shall be also authorized to issue up to 20 million (20,000,000), blank check shares of Preferred Stock, no par value, which may be designated and issued by the Corporation's Board of Directors in one or more series with all rights and privileges as established by the Board of Directors. The Effective Date of Filing shall be July 14, 2008.
--------------------------------------------------------------------------------



6. Signature:

                               ---------------------------     -----------------
X                               President & Director            June __, 2008
-------------------------      ---------------------------     -----------------
Authorized Signature            Title*                          Date


*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.